UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2009 (June 30, 2009)

International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

(336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 26, 2009, International Textile Group, Inc. (the “Company”) and the holders of the Company’s $80.0 million senior subordinated notes due June 6, 2011 (the agreement governing the terms and conditions thereof, as amended, the “Note Purchase Agreement”) entered into a Limited Waiver Agreement (the “Limited Waiver Agreement”). The Limited Waiver Agreement provides the Company a waiver, until July 22, 2009 (or earlier upon the occurrence of certain events described in the Limited Waiver Agreement, such period the “Waiver Period”), of the requirement to comply with certain previously disclosed debt and other covenants with which the Company was not in compliance at December 31, 2008 and/or March 31, 2009. In addition, the Limited Waiver provides that, during the Waiver Period, neither the Bankruptcy Filing (as defined below) nor the failure by certain of the Company’s subsidiaries to pay, upon maturity, certain indebtedness thereof, will constitute an event of default under the Note Purchase Agreement.

The Company is party to a Credit Agreement, dated as of December 29, 2006, with General Electric Capital Corporation (“GECC”), as agent, and the lenders named therein (the “Bank Credit Agreement”), and its wholly owned subsidiary Burlington Morelos S.A. de C.V. (“Burlington Morelos”) is party to a Term Loan Agreement, dated as of December 29, 2006, with GECC, as agent, and the lenders named therein (the “Term Loan Agreement”).

On June 30, 2009, the Company, GECC and the other signatories thereto entered into the Limited Waiver and Amendment No. 16 (the “Credit Agreement Amendment”) to Bank Credit Agreement. The Credit Agreement Amendment provides a waiver, until September 15, 2009, from the requirement under the Bank Credit Agreement that the Company’s independent registered public accounting firm’s audit opinion with respect to the Company’s annual consolidated financial statements be unqualified as to scope and ability to continue as a going concern. The report dated March 27, 2009 of the Company’s independent registered public accounting firm with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 was unqualified but contained an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

The Credit Agreement Amendment also amends the levels of availability (as defined in the Bank Credit Agreement) below which the Company would be required to comply with the fixed charge coverage ratio (as defined in the Bank Credit Agreement) contained therein and would be required to receive funds under the Support Agreement (as defined below).

In connection with the Credit Agreement Amendment, on June 30, 2009, WLR Recovery Fund III, LP and WLR Recovery Fund IV, LP (together, the “Investors”), the Company and GECC entered into the Second Amended and Restated Support Agreement (the “Support Agreement”) which amended and restated that certain support agreement entered into in October 2008. Pursuant to the Support Agreement, the Investors have committed to provide additional capital to the Company in an amount up to $15.0 million upon the occurrence of certain events relating to availability levels under the Bank Credit Agreement. The additional capital is permitted to be in the form of either a capital contribution or loan to the Company. Each of the Investors is an affiliate of Wilbur L. Ross, Jr., chairman of the board of directors of the Company.

Also on June 30, 2009, Burlington Morelos, GECC and the other signatories thereto entered into Amendment No. 5 to Term Loan Agreement (the “Term Loan Agreement Amendment”). The Term Loan Agreement Amendment was entered into solely to clarify the extent to which certain subsidiaries of the Company are deemed to be “affiliates” thereunder, and to make certain other related amendments in light of the Company’s previously disclosed internal corporate realignment.

Notwithstanding any of the foregoing, the Company cannot provide any assurances that it will be successful in obtaining additional extensions of the waivers described above, or any additional required waivers, or that the lenders under any of the Company’s credit facilities would grant any waivers, or enter into any amendments, with respect to any defaults thereunder that may arise in the future. The failure by the Company to obtain any necessary extensions, additional waivers or other amendments or modifications on commercially reasonable terms, on a timely basis, or at all, could result in severe liquidity issues and may delay or make impossible the implementation of the Company’s strategy, and may materially adversely affect its financial condition and results of operations as well as its ability to operate as a going-concern.

Section 2 – Financial Information

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 8.01 of this Current Report on Form 8-K regarding the event of default under the Automotive Safety Facility (as defined below) is incorporated herein by reference in this Item 2.04.

Section 8 – Other Events

Item 8.01.	Other Events

On June 30, 2009, Global Safety Textiles Holdings LLC (“GST Holdings”), all of its direct and indirect U.S. subsidiaries, including, but not limited to, Global Safety Textiles LLC and GST Automotive Safety Components International, Inc., and Global Safety Textiles Acquisition GmbH (“GST Acquisition GmbH”) and GST Widefabric International GmbH (“GST Widefabric”) (GST Holdings and such subsidiaries collectively referred to as the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Filing”) under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). With the exception of GST Acquisition GmbH and GST Widefabric, GST Holdings’ subsidiaries and operations outside the United States were not included in the Bankruptcy Filing and are expected to continue to operate in the ordinary course of business.

GST Holdings is a wholly owned subsidiary of the Company and is a holding company that directly or indirectly owns all of the subsidiaries through which the Company’s automotive safety group operates. The automotive safety group consists of the Company’s automotive airbag fabric and automotive airbag cushions businesses. International Textile Group, Inc. did not, nor did any of its direct or indirect subsidiaries other than the Debtors, file petitions for relief under the Bankruptcy Code, and those subsidiaries, through which the Company conducts the operations in its four other primary markets-bottom-weight woven apparel fabrics, government uniform fabrics, interior furnishings fabrics and specialty fabrics and services— are expected to continue to operate in the ordinary course of business outside and unaffected by the chapter 11 cases and processes.

The Debtors plan to continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

GST Holdings and certain of its subsidiaries are parties to a Term and Revolving Loan Agreement, dated as of December 8, 2006 (the “Automotive Safety Facility”), which matured on June 30, 2009. As of June 29, 2009, the aggregate amount of the outstanding debt, including interest, on an as-converted to U.S. dollar basis, under the Automotive Safety Facility was approximately $214 million. Such amounts were not repaid prior to, or upon, maturity. The Debtors remain in discussions with their lenders, as well as with W.L. Ross & Co. LLC (“WL Ross”) and other affiliates of Wilbur L. Ross, Jr., the chairman of the board of the Company, regarding a potential restructuring and recapitalization of GST Holdings and its subsidiaries, which could include additional investments in equity and/or debt securities of one or more of the Debtors directly or indirectly by affiliates of WL Ross. Those discussions are ongoing, and there can be no assurance that any agreement with respect to such a restructuring will be reached or as to the terms thereof.

The ability of the lenders thereunder to seek remedies to enforce their rights under such agreement is automatically stayed as a result of the Bankruptcy Filing, and the lenders’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. The automatic stay invoked by the Bankruptcy Filing effectively precludes any action against the Debtors resulting from such maturity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

Date: July 1, 2009